UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to §240.14a-12

AETNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2011 Aetna Inc. Notice of Annual Meeting and Proxy Statement and the 2010 Aetna Annual Report, Financial Report to Shareholders available on AetNet
The following message is from Elease E. Wright, head of Human Resources:
Beginning today, employees who are Aetna shareholders through Aetna’s 401(k) Plan can access the definitive 2011 Aetna Inc. Notice of Annual Meeting and Proxy Statement and the 2010 Aetna Annual Report, Financial Report to Shareholders at www.aetna.com/proxymaterials. Employee shareholders through the 401(k) Plan who do not have e-mail or Internet access at work will receive copies of these materials at their mailing addresses. If you would like a paper copy, please call 1-800-237-4273.
Proxy voting by Internet or telephone
The Proxy Statement is one of Aetna’s most important public documents. It includes information on Aetna’s Board of Directors and describes the proposals to be voted on at the Annual Meeting of Shareholders, which will be held on Friday, May 20, 2011, at Le Méridien Philadelphia in Philadelphia, Pa. This week, Broadridge Financial Solutions, the distribution agent for the trustee of Aetna’s 401(k) Plan, will send an e-mail with this subject line, “AETNA INC. 2011 ANNUAL MEETING VOTING INSTRUCTIONS,” to active employees who hold Aetna stock through the 401(k) Plan.
If you held Aetna stock through the Aetna 401(k) Plan at the close of business on March 18, 2011, you are encouraged to inform yourself of the issues being voted on and to exercise your right to vote by Internet or by telephone. The shares held in the Aetna 401(k) Plan are voted by the trustee of the Aetna 401(k) Plan in proportion to the votes the trustee receives from Aetna shareholders with respect to the shares they own through the Aetna 401(k) Plan. Your individual voting instructions are strictly confidential and are not disclosed to Aetna. Employee shareholders who would like to attend the annual meeting will be asked to provide photo identification (Aetna ID badge) before being admitted.
Annual Report
The theme of the online Annual Report is “Embracing Change, Engaging People.” The report highlights the ways in which Aetna’s employees are working to solve today’s health system challenges. To demonstrate this important work, the report follows an Aetna member, Marco Ferreira, through the continuum of his care and recovery after suffering a traumatic brain injury in a 2008 motorcycle accident. His story is real and a moving example of what we mean when we say we are committed to improving the quality of our members’ lives.
In addition to the marketing content, the Annual Report features the Chairman’s Letter, Social Responsibility, Financial Highlights, our Board and Management and Awards and Recognitions.
You can view the Annual Report at: www.aetna.com/2010annualreport.
I encourage you to read these materials.